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                                                     Exhibit 99.2

FOR IMMEDIATE RELEASE

                         CHIRON TO ACQUIRE PATHOGENESIS

          Acquisition Expands Chiron's Infectious Disease Franchises in
                 Biopharmaceuticals, Vaccines and Blood Testing

EMERYVILLE, CA, AUGUST 14, 2000 -- Chiron Corporation (NASDAQ: CHIR) and PathoGenesis Corporation announced today that they have entered into a definitive agreement for Chiron to purchase PathoGenesis for $38.50 per share in cash, or about $700 million. The transaction will be accounted for under the purchase method and is projected to close in the third or fourth quarter of this year.

The acquisition positions Chiron as a global player in the treatment and prevention of infectious disease and cancer. Specifically, Chiron will have:

- A substantially expanded therapeutic focus in infectious disease, augmenting Chiron's established oncology franchise

- Five major commercial products: TOBI-Registered Trademark-,
  Proleukin-Registered Trademark-, Betaseron-Registered Trademark-, Menjugate-TM- and Procleix-TM-

- More than 40 products on the market worldwide across Chiron's three business units

- More than 15 programs in clinical development, including several new applications for TOBI (tobramycin solution for inhalation), candidates in HIV and severe sepsis, as well as three preclinical candidates for lung infections

- An enhanced R&D capability in bacterial genomics and small molecule therapeutics to enable development of high-value, next generation anti-infectives

- Inhalation drug delivery technology used in marketed products and with preclinical and clinical drug candidates

- Global commercial operations, with an expanded sales and marketing group in the U.S. and Europe

- Excellent working relationships with key patient groups, such as the Cystic Fibrosis Foundation, cancer communities and AIDS advocates


"The unified research and commercial focus of the combined company provides Chiron an opportunity to leverage our infectious disease franchises in biopharmaceuticals, vaccines and blood testing while augmenting our already established oncology presence. PathoGenesis brings us a high-growth product in TOBI, and strengthens our pipeline with novel approaches to anti-infective drug development," commented Sean Lance, Chiron chairman and chief executive officer. "The acquisition expands Chiron's revenue base, commercial portfolio and research and development pipeline. We believe the integrated operations will enable our shareholders to realize continued long-term growth."

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

CHIRON TO ACQUIRE PATHOGENESIS

Acquisition Expands Chiron's Infectious Disease Franchises in

Biopharmaceuticals, Vaccines and Blood Testing

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PATHOGENESIS' TOBI TO ACCELERATE CHIRON'S COMMERCIAL ANTI-INFECTIVE FRANCHISE

TOBI will be the lead infectious disease product of Chiron's biopharmaceutical business. TOBI is the first and only inhaled antibiotic approved for the treatment of PSEUDOMONAS AERUGINOSA lung infections in cystic fibrosis patients. The product has been used to treat more than 9,500 patients in the U.S., is growing steadily there, and is currently marketed in six countries worldwide.

TOBI EUROPEAN APPROVAL

Last week, TOBI cleared the mutual recognition process required for marketing in 15 additional European countries, recognizing the drug's earlier approval by the reference member state, the United Kingdom. Each country is expected to issue a marketing authorization for TOBI during the next few months. As a result, TOBI is expected to be launched in these European countries starting in the fourth quarter of 2000. This should result in significant revenue growth in TOBI sales in the near-term. Chiron will augment PathoGenesis' European sales and marketing of TOBI with its existing commercial infrastructure. The integrated company will have a combined worldwide sales and marketing team of about 350 people.

EXPANDED DEVELOPMENT OPPORTUNITIES

PathoGenesis will strengthen Chiron's anti-infective development portfolio by adding pipeline candidates and substantial development skills. Chiron already has two infectious disease products in late-stage clinical development: tifacogin (tissue factor pathway inhibitor, TFPI), in Phase III trials for severe sepsis, in collaboration with Pharmacia, Inc., and recombinant human interleukin-2 (rhIL-2, or aldesleukin, marketed as Proleukin), in Phase III trials for HIV. The expanded pipeline will also include label expansion studies for TOBI in other indications, as well as a "next generation" TOBI that is intended to shorten treatment time and improve both dosing convenience.

INTEGRATION ENHANCES R&D CAPABILITIES AND PRODUCTIVITY

The acquisition will create a solid research and development engine for the treatment and prevention of serious infections including hepatitis C, hepatitis B, P. AERUGINOSA and other respiratory infections, H. PYLORI, meningococcal B disease, HIV, tuberculosis and other bacterial pathogens.

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CHIRON TO ACQUIRE PATHOGENESIS

Acquisition Expands Chiron's Infectious Disease Franchises in

Biopharmaceuticals, Vaccines and Blood Testing

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An existing PathoGenesis-Chiron research and development collaboration, begun in December 1999 to discover novel antibiotics, has shown the power of coupling Chiron's expertise in small molecule drug discovery and vaccines with PathoGenesis' skills in bacterial genomics and microbiology. The two companies' expertise in genomics creates new opportunities for development of next-generation therapeutic and prophylactic anti-infective products. Chiron has sequenced the meningococcal B genome and PathoGenesis the P. AERUGINOSA genome. The combined program has exciting generative potential for the creation of novel anti-infectives for diseases that currently are not adequately treated. The integrated research and development engine also will address the emerging worldwide issue of drug resistance.

COMMITMENT TO EFFECTIVE INTEGRATION

PathoGenesis and Chiron are committed to the smooth and rapid integration of the two companies' commercial and research and development operations. PathoGenesis' operations will be integrated into Chiron's Biopharmaceutical and research and development operations, with joint products leveraged in Europe by both companies' existing sales and marketing teams.

EXISTING COMMERCIAL BUSINESS

Chiron has commercialized more than 40 infectious disease focused products and testing systems through its vaccine and blood testing businesses. Menjugate is the lead product of Chiron's vaccine business, which also includes a portfolio of traditional and emerging vaccines targeting infectious diseases. Procleix, a nucleic acid testing system for screening the blood supply for hepatitis C and HIV, is the basis for an emerging business in blood testing. Chiron participates in a joint business with Ortho Clinical Diagnostics, Inc., which markets a range of infection screening tests and diagnostics.

Chiron's commercial portfolio already includes Chiron's lead oncology therapeutic, Proleukin (recombinant interleukin-2, rhIL-2, or aldesleukin), for the treatment of renal cell cancer and metastatic melanoma. Chiron, in collaboration with Berlex Laboratories, Inc., and Schering AG, also develops and manufactures Betaseron (interferon beta-1b) for the treatment of patients with multiple sclerosis. Chiron also developed and is manufacturing platelet-derived growth factor (PDGF), the active ingredient in the diabetic foot ulcer treatment Regranex-Registered Trademark- (becaplermin), which is marketed by Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company.

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CHIRON TO ACQUIRE PATHOGENESIS

Acquisition Expands Chiron's Infectious Disease Franchises in
Biopharmaceuticals, Vaccines and Blood Testing

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EXPECTED CLOSING IN THIRD OR FOURTH QUARTER

Chiron will commence a tender offer to purchase all of the outstanding shares of PathoGenesis common stock at a price of $38.50 per share. Chiron does not expect the transaction to be dilutive beyond 2001. The transaction is expected to close in the third or fourth quarter of this year. The Boards of Directors of both companies have unanimously approved the proposed transaction, which is subject to regulatory filings and customary closing conditions.

CONFERENCE CALL TO BE HELD ON MONDAY MORNING AT 9:00 A.M. EDT

Sean Lance, Chairman and Chief Executive Officer of Chiron, will host a conference call at 9:00 am EDT August 14, 2000, to discuss the proposed business combination. The domestic dial-in number is 1.888.306.2701 and the international dial-in number is 1.706.634.2118. A replay of the call will be available through midnight, Wednesday, August 16, 2000.

About Chiron

Chiron Corporation, headquartered in Emeryville, California, is a leading biotechnology company that participates in three global healthcare markets: biopharmaceuticals, vaccines and blood testing. The company is applying a broad and integrated scientific approach to the development of innovative products for preventing and treating cancer, infection and cardiovascular disease. This approach is supported by research strengths in recombinant proteins, genomics, small molecules, gene therapy and vaccines.

Proleukin is a registered trademark of Chiron Corporation. Procleix and Menjugate are trademarks of Chiron Corporation. TOBI is a registered trademark of PathoGenesis Corporation. Betaseron and Betaferon are registered trademarks of Schering AG. Regranex is a registered trademark of Johnson & Johnson.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. A FULL DISCUSSION OF CHIRON'S OPERATIONS AND FINANCIAL CONDITION, INCLUDING FACTORS THAT MAY AFFECT ITS BUSINESS AND FUTURE PROSPECTS, IS CONTAINED IN DOCUMENTS THE COMPANY FILES WITH THE SEC, SUCH AS FORM 10-Q AND FORM 10-K. THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, INCLUDING THE OUTCOME OF CLINICAL TRIALS, REGULATORY REVIEW, MANUFACTURING CAPABILITIES AND MARKETING EFFECTIVENESS.

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CHIRON TO ACQUIRE PATHOGENESIS

Acquisition Expands Chiron's Infectious Disease Franchises in
Biopharmaceuticals, Vaccines and Blood Testing

Page Five

PATHOGENESIS SHAREHOLDERS SHOULD READ CHIRON'S TENDER OFFER STATEMENT ON SCHEDULE TO AND PATHOGENESIS' SOLICITATION/RECOMMENDATION STATEMENT ON
SCHEDULE 14D-9 WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE SCHEDULE TO, THE SCHEDULE 14D-9 AND OTHER FILED DOCUMENTS WILL BE AVAILABLE FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE SCHEDULE TO WILL BE AVAILABLE FROM CHIRON CORPORATION, 4560 HORTON STREET, EMERYVILLE, CALIFORNIA 94608,
TELEPHONE: (510) 655-8729, AND THE SCHEDULE 14D-9 WILL BE AVAILABLE FROM PATHOGENESIS CORPORATION, 201 ELLIOT AVENUE WEST, SEATTLE, WASHINGTON, 98119,
TELEPHONE: (206) 467-8100. THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF PATHOGENESIS. THE TENDER OFFER WILL BE MADE SOLELY BY AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL TO BE DISSEMINATED UPON THE COMMENCEMENT OF THE TENDER OFFER.

CONTACTS:
INVESTOR CONTACTS:                       MEDIA CONTACTS:

Joyce A. Lonergan                        Shelley Schneiderman
Vice President, Corporate Development    Associate Manager, Investor Relations &
& Investor Relations                     Corporate Communications
(510) 923-3030                           (510) 923-6905

Vincent Barella                          Jennifer Wyckoff
Manager, Corporate Communications &      Associate Manager, Investor Relations &
Investor Relations                       Corporate Communications
(510) 923-2138                           (510) 923-3103